UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2006

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor,
San Francisco, California		94108
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01 Other Events

On November 29, 2006, MCF Corporation signed a definitive agreement to repay the $7.5 million variable rate secured convertible note, issued to Midsummer Investment, Ltd in March 2006. The repayment of principal is expected to occur on December 1, 2006. The proceeds to repay the $7.5 million convertible note will be provided by a redemption from the MCF Navigator fund. Following the repayment of the note, MCF Corporation will deconsolidate the assets and liabilities of the Navigator fund from its statements of financial condition. Midsummer will invest the proceeds from the repayment in two proprietary funds managed by MCF Asset Management, LLC.

Item	9.01 Exhibits

99.1	Press Release announcing repayment of $7.5 million convertible note to Midsummer Investment, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF CORPORATION

Date: November 30, 2006	By:	D. Jonathan Merriman
D. Jonathan Merriman
Chairman and Chief Executive Officer